Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 1, 2024 in Amendment No. 1 to the Registration Statement (Form F-4 No. 333-281111) and related offer to exchange/prospectus of Banco Bilbao Vizcaya Argentaria, S.A. for the offer to exchange 100% of the shares of Banco Sabadell, S.A. for shares of Banco Bilbao Vizcaya Argentaria, S.A.

/s/ Ernst & Young, S.L.

Madrid, Spain
September 20, 2024